Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-253463, 333-265106, and 333-275146 on Form S-8 and Registration Statement Nos. 333-252082, 333-264842, 333-265123, 333-266666, 333-269695, 333-273730, and 333-275145 on Form S-3 of our reports dated April 1, 2024, relating to the financial statements of Canoo Inc. appearing in this Annual Report on Form 10-K for the year ended December 31, 2023.

/s/ Deloitte & Touche LLP

Austin, TX
April 1, 2024